UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 9, 2026, the following proposals were approved by the Company’s stockholders at the Annual Meeting:

●	Election of eight directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal;

●	Approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in the Proxy Statement; and

●	Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The voting results for the Election of Directors were as follows:	For	Against	Abstain	Broker Non-Votes
S. Hoby Darling	73,283,787	2,578,543	60,441	17,386,406
Robert DeMartini	73,519,158	2,396,450	7,165	17,386,404
Gary DiCamillo	73,515,860	2,397,406	9,507	17,386,404
Neil Fiske	73,312,740	2,600,507	9,524	17,386,406
Adam Gray	66,755,869	9,113,844	53,060	17,386,404
Claudia Hollingsworth	73,438,349	2,423,981	60,441	17,386,406
D. Scott Peterson	73,238,218	2,623,726	60,827	17,386,406
Erika Serow	70,046,003	5,814,991	61,776	17,386,407

	For	Against	Abstain	Broker Non-Votes
Approval of Executive Compensation	67,100,522	8,819,204	3,045	17,386,406

	For	Against	Abstain	Broker Non-Votes
Ratification of BDO USA, LLP	87,996,036	3,800,376	1,512,763	2

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2026	PURPLE INNOVATION, INC.

	By:	/s/ Bob Lucian
Bob Lucian
Chief Financial Officer

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